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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 11, 2002

                                County Bank Corp
             Michigan Commission file number 0-17482 EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977

Item 9.  Regulation FD Disclosure.

                                                           FOR IMMEDIATE RELEASE
                                                              September 11, 2002
                                                       CONTACT: Danielle Portice
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

         The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.22 per share to shareholders of record September 16, payable September 30, 2002.
         President Curt Carter is pleased to announce that this dividend is the 148th consecutive cash dividend paid to shareholders.
         Through July 31, 2002, total assets have grown to $235,291,000 compared to $223,336,000 on July 31, 2001. Deposits increased to $204,231,000 from
$195,402,000 a year ago. Loans increased to $150,086,000 during the same period. Loan quality remains strong with current loan loss reserve equal to 1.46% of outstanding loans. Shareholder equity was $28,410,000 on July 31, 2001.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                                          County Bank Corp

                                                          /s/ Joseph H. Black
                                                          ----------------------
                                                          Joseph H. Black
                                                          Treasurer

Date: September 11, 2002